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FLEET M & A ADVISORS LOGO                          Mail Stop: PA RP 09912A
                                                   Four Penn Center, Suite 1200
                                                   Philadelphia, PA  19103
                                                   267 675.0329 tel
                                                   267 675.0312 fax



                                                                   June 23, 2002


Special Committee of the Board of Directors
CSS Industries, Inc.
1845 Walnut Street
Philadelphia, PA 19103

Members of the Special Committee of the Board of Directors:

The Special Committee of the Board of Directors (the "Special Committee") of CSS Industries, Inc. (the "Company") has requested our opinion as investment bankers, as to the fairness to the Company, from a financial point of view, of the consideration payable in connection with the proposed repurchase of shares of the Company's common stock currently owned directly or beneficially by Mr. Jack Farber, members of his family or trusts created or controlled by Mr. Farber or members of his family (the "Sellers"). On June 24, 2002, prior to the opening of trading on the New York Stock Exchange, the Company will purchase, and the Sellers will sell, 1,100,000 shares of the Company's common stock (the "Transaction") for a cash purchase price of $33.00 per share, or an aggregate $36.3 million (the "Repurchase Price").

For purposes of this opinion we have, among other things:

         (i) reviewed certain publicly available financial statements and other business and financial information of the Company;

         (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the Company's management;

         (iii) reviewed certain financial forecasts and other forward looking financial information prepared by the Company's management;

         (iv) held discussions with the management of the Company concerning the business, past and current operations, financial condition and future prospects of the Company, including discussions with management of the Company concerning the effect of the Transaction on the capital structure and financial condition of the Company and their views regarding the strategic rationale for the Transaction;

         (v) reviewed the proposed Repurchase Price and the size of the block shares to be repurchased;

         (vi) reviewed the stock price and trading history of the Company, including that the closing price of the Company's common stock on the New York Stock Exchange on June 21, 2002 was $34.75 and that the trailing ten-day average closing price on the New York Stock Exchange is $34.64;

         (vii) compared the financial performance of the Company and the prices and trading activity of Company Common Stock with that of certain other publicly traded companies comparable with the Company;

A Division of Fleet Securities
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         (viii)   compared the financial terms of the Transaction to the
                  financial terms, to the extent publicly available, of other repurchase transactions that we deemed relevant;

         (ix) prepared discounted cash flow analyses of the Company using management's base case financial forecasts and repurchase scenarios; and

         (x) made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us (including information furnished to us orally or otherwise discussed with us by management of the Company) or publicly available and have neither attempted to verify, nor assumed responsibility for verifying, any of such information. We have relied upon the assurances of management of the Company that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume any responsibility for assuming or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of the Company, nor were we furnished with any such evaluation or appraisal. With respect to the financial forecasts and projections (and the assumptions and bases therefor) for the Company that we have reviewed, upon the advice of the Company's management, we have assumed that such forecasts and projections have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments as to the future financial condition and performance of the Company. We express no view as to such forecasts or projections or the assumptions on which they were based. We have assumed that the Transaction will be consummated upon the terms provided to us by the Company without material alteration thereof. In addition, we have assumed that the historical financial statements of the Company reviewed by us have been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied. We have relied as to all legal matters relevant to rendering our opinion on the advice of counsel.

The preparation of a fairness opinion is a complex process that is not necessarily susceptible to partial analysis or summary description. In arriving at our opinion, we did not attribute any particular weight to any analysis or factor considered, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, we believe that our analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create an incomplete view of the processes underlying our opinion.

This opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to us as of, the date hereof. We disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come or be brought to our attention after the date of this opinion. Our opinion is limited to the fairness, from a financial point of view and as to the date hereof, to the Company of the consideration to be paid in the Transaction. We do not express any opinion as to any tax or other consequences that might result from the Transaction. We were not asked to and did not participate in the negotiations between the Special Committee and the Sellers regarding the Repurchase Price, solicit third party offers to acquire the shares being repurchased in the Transaction or propose or evaluate any other alternatives available to the Company. Our opinion does not address the relative merits of the Transaction and the other business strategies that the Company's Board of Directors or the Special Committee has considered or may be considering, nor does it address the decision of the Special Committee or the Company's Board of Directors to proceed with the Transaction.

We were engaged by the Special Committee to render our opinion and will receive a fee for our services, a significant portion of which is contingent upon the delivery of this opinion, and the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement. As you are aware, our affiliate Fleet National Bank, has in the past provided and participated in, and is currently providing and participating in, various loan and credit facilities to CSS Industries, Inc. and its subsidiaries, and Fleet National Bank has received and will receive compensation, including the repayment of principal and payment of interest, in connection with its provision of and participation in such loan and credit facilities. In the ordinary course of business we or our affiliates may trade in the debt or equity securities of the Company for our own accounts and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.
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Our opinion expressed herein is provided for the information of the Special
Committee in connection with its evaluation of the Transaction. Our opinion is not intended to be and does not constitute a recommendation as to any action the Company should take in connection with the Transaction or any aspect thereof and is not a recommendation to any person that the Transaction should be consummated. We express no opinion regarding the price at which shares of the Company's common stock may trade at any time following the Transaction. This opinion may not be summarized, described or referred to or furnished to any party except with our express prior written consent (including any written consent previously granted).

Based upon and subject to the foregoing considerations, it is our opinion that, as of the date hereof, the Repurchase Price to be paid in the Transaction is fair to the Company from a financial point of view.


                                                   Very truly yours,

                                                   FLEET SECURITIES,  Inc.


                                                   /s/ Fleet Securities, Inc.
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